Exhibit 99.1

Contact: Rachel Webb Vice President, Investor Relations rachel.webb@jackinthebox.com 858.522.4556

Jack in the Box Inc. Reports Third Quarter 2025 Earnings
Jack in the Box same-store sales of (7.1%); Del Taco same-store sales of (2.6%)
Diluted earnings per share of $1.15 and Operating EPS of $1.02

SAN DIEGO, Calif. August 6, 2025 – Jack in the Box Inc. (NASDAQ: JACK) announced financial results for the Jack in the Box and Del Taco brands in the third quarter ended July 6, 2025.     “While the macro environment remains challenging, Jack in the Box is poised to improve performance in the fourth quarter and into the next fiscal year by prioritizing area of immediate impact. By leveraging innovation, offering craveable value and re-focusing on improving the overall guest experience, I'm confident in our ability to quickly regain momentum in the business,” said Lance Tucker, Jack in the Box Chief Executive Officer.
“I am pleased with our progress against the “JACK on Track” plan thus far and remain committed to simplifying our business model to drive shareholder value and support sustainable long-term growth.”

Jack in the Box Performance
Same-store sales decreased 7.1% in the third quarter, comprised of franchise same-store sales decline of 7.2% and company-owned same-store sales decline of 6.4%. Sales performance resulted from a decline in transactions and mix, partially offset by an increase in price. Systemwide sales for the third quarter decreased 7.2%.
Restaurant-Level Margin(1), a non-GAAP measure, was $16.9 million, or 17.9%, down from $21.1 million, or 21.0%, a year ago driven primarily by lower sales, higher labor, commodity inflation and higher utility and other operating costs, partially offset by decreases due to favorable beverage funding contract, as well as increased price.
Franchise-Level Margin(1), a non-GAAP measure, was $66.2 million, or 39.3%, a decrease from $74.6 million, or 41.1%, a year ago. The decrease was primarily due to lower sales driving lower rent revenue and royalties, partially offset by franchise lease buyouts.
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Jack in the Box Inc.

Jack in the Box net restaurant count decreased in the third quarter, with six restaurant openings and 21 restaurant closures. Of the 21 restaurant closures, 13 are related to the “JACK on Track” block closure program.

Jack in the Box Same-Store Sales:	12 Weeks Ended
	July 6, 2025	July 7, 2024
Company	(6.4%)	0.1%
Franchise	(7.2%)	(2.4%)
System	(7.1%)	(2.2%)

Jack in the Box Restaurant Counts:

	2025			2024
	Company	Franchise	Total	Company	Franchise	Total
Restaurant count at Q2'25	146	2,037	2,183	144	2,051	2,195
New	1	5	6	—	3	3
Closed	(5)	(16)	(21)	—	(3)	(3)
Restaurant count at end of Q3'25	142	2,026	2,168	144	2,051	2,195
Q3'25 QTD Net Restaurant Decrease	(4)	(11)	(15)
YTD Net Restaurant Decrease	(5.3)%	(0.7)%	(1.0)%

Del Taco Performance
Same-store sales decreased 2.6% in the third quarter, comprised of franchise same-store sales decline of 2.7% and company-operated same-store sales decline of 2.2%. Sales performance resulted from a decline in transactions and mix, partially offset by an increase in price. Systemwide sales for the fiscal third quarter decreased 4.7%.
Restaurant-Level Margin(1), a non-GAAP measure, was $4.5 million, or 9.7%, down from $8.8 million, or 13.4%, a year ago. The decrease in dollars was due primarily to refranchising and closing restaurants. The margin percentage decline was driven primarily by lower sales and higher costs including higher utilities and operating costs, labor, and commodity inflation.
Franchise-Level Margin(1), a non-GAAP measure, was $6.4 million, or 27.0%, compared to $5.8 million, or 27.1%, a year ago. The increase was driven by the benefit of refranchising, early termination fees and lower IT costs, partially offset by the impact from lower sales and an increase in bad debt expense.
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Del Taco net restaurant count decreased in the third quarter with three restaurant openings and nine restaurant closings.

Del Taco Same-Store Sales:	12 Weeks Ended
	July 6, 2025	July 7, 2024
Company	(2.2%)	(3.5%)
Franchise	(2.7%)	(4.1%)
System	(2.6%)	(3.9%)

Del Taco Restaurant Counts:

	2025			2024
	Company	Franchise	Total	Company	Franchise	Total
Restaurant count at Q2'25	117	474	591	166	429	595
New	—	3	3	1	4	5
Acquired from franchisees	18	(18)	—	—	—	—
Closed	(3)	(6)	(9)	(2)	(1)	(3)
Restaurant count at end of Q3'25	132	453	585	165	432	597
Q3'25 QTD Net Restaurant Increase (Decrease)	15	(21)	(6)
YTD Net Restaurant Increase (Decrease)	(0.8)%	(1.7)%	(1.5)%

Company-Wide Performance
Third quarter diluted earnings per share was $1.15. Operating Earnings Per Share(2), a non-GAAP measure, was $1.02 in the third quarter of fiscal 2025 compared with $1.65 in the prior year quarter.
Total revenues decreased 9.8% to $333.0 million, compared to $369.2 million in the prior year quarter. The lower revenue is primarily the result of lower sales for both brands and Del Taco refranchising. Net earnings was $22.0 million for the third quarter of fiscal 2025. This compared with net loss of $122.3 million for the third quarter of the prior year. Adjusted EBITDA(3), a non-GAAP measure, was $61.6 million in the third quarter of fiscal 2025 compared with $78.9 million for the prior year quarter.
During the third quarter of 2025 and the third quarter of 2024, the Company had recognized goodwill and intangible impairment of $6.3 million and $162.6 million, respectively, relating to the Del Taco reporting unit. This is a non-cash charge and does not impact future operations.
Company-wide SG&A expense for the third quarter was $26.8 million, a decrease of $2.7 million compared to the prior year quarter. The decrease was due primarily to the fluctuations in the cash surrender value of our company-owned life insurance policies and a decrease in incentive-based
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Jack in the Box Inc.

compensation, partially offset by an increase in insurance. When excluding net COLI gains, G&A was 2.2% of systemwide sales.
The income tax provision reflects an effective tax rate of negative 2.4% in the third quarter of 2025. This was due to an income tax benefit recorded in the quarter as a result of a more favorable annual effective tax rate compared to the prior quarter primarily driven by non-taxable gains from the market performance of insurance products used to fund certain non-qualified retirement plans as opposed to non-deductible losses as recorded in the prior quarter. The non-GAAP operating EPS tax rate for the third quarter of 2025 was 26.1%.
(1) Restaurant-Level Margin and Franchise-Level Margin are non-GAAP measures. These non-GAAP measures are reconciled to earnings (loss) from operations, the most comparable GAAP measure, in the attachment to this release. See "Reconciliation of Non-GAAP Measurements to GAAP Results."
(2) Operating Earnings Per Share represents the diluted earnings per share on a GAAP basis, excluding certain adjustments. See "Reconciliation of Non-GAAP Measurements to GAAP Results." Operating earnings per share may not add due to rounding.
(3) Adjusted EBITDA represents net earnings on a GAAP basis excluding certain adjustments. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

Capital Allocation
The Company did not repurchase any shares of our common stock in the third quarter. As of the end of the third quarter, there was $175.0 million remaining under the Board-authorized stock buyback program. As previously announced, Jack in the Box discontinued its dividend.
Guidance & Outlook Updates
The following guidance reflects the company’s updated expectations for the fiscal year ending September 28, 2025. The below guidance does not include impacts from future "JACK on Track" actions.
Company-wide
•Capital Expenditures of $85 to $90 million
•Total Share Repurchases of $5 million, all of which occurred in the first quarter of 2025
•SG&A of $155 to $160 million, including $5.5 million in incremental marketing spend investment expected in the fourth quarter and excluding COLI gains
◦G&A, excluding selling and advertising, is expected to be ~2.3% of systemwide sales, excluding COLI gains
•Depreciation & Amortization of $57 to $59 million
•Adjusted/Operating EPS Tax Rate of ~26.0%
•Adjusted EBITDA of $270 to $275 million, which includes $5.5 million in incremental marketing spend investment expected in the fourth quarter
•Operating EPS of $4.55 to $4.73

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Jack in the Box Inc.

Jack in the Box Segment
•Same Store Sales of negative low- to mid-single digits vs. FY 2024
•30 to 35 gross restaurant openings
•Company-Owned Restaurant Level Margin of 19% to 21%
◦Including the impact of a full year of AB1228 wage increases, higher utility costs, and low to mid-single digit commodity inflation

Conference Call
The Company will host a conference call for analysts and investors on Wednesday, August 6, 2025, beginning at 2:00 p.m. PT (5:00 p.m. ET). The call will be webcast live via the Investors section of the Jack in the Box company website at http://investors.jackinthebox.com. A replay of the call will be available through the Jack in the Box Inc. corporate website for 21 days. The call can be accessed via phone by dialing (888) 596-4144 and using ID 7573961.

About Jack in the Box Inc.
Jack in the Box Inc. (NASDAQ: JACK), founded and headquartered in San Diego, California, is a restaurant company that operates and franchises Jack in the Box®, one of the nation's largest hamburger chains with approximately 2,160 restaurants across 22 states, and Del Taco®, the second largest Mexican-American QSR chain by units in the U.S. with approximately 590 restaurants across 17 states. For more information on both brands, including franchising opportunities, visit www.jackinthebox.com and www.deltaco.com.
Category: Earnings

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition,
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unemployment, trends in consumer spending patterns and commodity costs; the Company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchise development; the ability to attract, train and retain top-performing personnel, litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the Company's brand; increased regulatory and legal complexities, risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; and stock market volatility. These and other factors are discussed in the Company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The Company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.
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Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
(In thousands, except per share data)
(Unaudited)

	12 Weeks Ended		40 Weeks Ended
	July 6, 2025	July 7, 2024	July 6, 2025	July 7, 2024
Revenues:
Company restaurant sales	$140,931	$166,480	$484,829	$557,618
Franchise rental revenues	85,127	89,125	287,980	288,147
Franchise royalties and other	52,769	55,293	180,742	183,707
Franchise contributions for advertising and other services	54,160	58,273	185,570	192,544
	332,987	369,171	1,139,121	1,222,016
Operating costs and expenses, net:
Food and packaging	39,385	46,251	129,128	156,297
Payroll and employee benefits	50,982	57,917	171,528	185,025
Occupancy and other	29,164	32,365	97,692	106,773
Franchise occupancy expenses	59,213	57,989	197,604	187,704
Franchise support and other costs	4,815	3,853	14,916	12,907
Franchise advertising and other services expenses	55,447	60,444	190,191	200,201
Selling, general and administrative expenses	26,835	29,580	112,999	113,200
Depreciation and amortization	12,844	13,827	43,331	46,206
Pre-opening costs	1,359	851	3,467	1,918
Impairment of goodwill and intangible assets	6,326	162,624	209,556	162,624
Other operating expenses, net	5,683	5,641	13,418	16,343
Losses (gains) on the sale of company-operated restaurants	146	65	(2,630)	1,384
	292,199	471,407	1,181,200	1,190,582
Earnings (loss) from operations	40,788	(102,236)	(42,079)	31,434
Other pension and post-retirement expenses, net	1,342	1,579	4,472	5,264
Interest expense, net	17,925	18,402	60,718	61,491
Earnings (loss) before income taxes	21,521	(122,217)	(107,269)	(35,321)
Income tax (benefit) expense	(506)	83	(20,754)	23,316
Net earnings (loss)	$22,027	$(122,300)	$(86,515)	$(58,637)

Net earnings (loss) per share:
Basic	$1.16	$(6.29)	$(4.54)	$(2.98)
Diluted	$1.15	$(6.26)	$(4.54)	$(2.96)

Weighted-average shares outstanding:
Basic	19,061	19,454	19,051	19,690
Diluted	19,152	19,541	19,051	19,836

Dividends declared per common share	$—	$0.44	$0.88	$1.32

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Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	July 6, 2025	September 29, 2024
ASSETS
Current assets:
Cash	$38,014	$24,745
Restricted cash	30,097	29,422
Accounts and other receivables, net	88,472	83,567
Inventories	3,741	3,922
Prepaid expenses	10,921	13,126
Current assets held for sale	12,034	16,493
Other current assets	17,102	10,002
Total current assets	200,381	181,277
Property and equipment:
Property and equipment, at cost	1,322,662	1,278,530
Less accumulated depreciation and amortization	(866,112)	(848,491)
Property and equipment, net	456,550	430,039
Other assets:
Operating lease right-of-use assets	1,389,944	1,410,083
Intangible assets, net	10,068	10,515
Trademarks	105,600	283,500
Goodwill	136,026	161,209
Deferred tax assets	38,823	—
Other assets, net	258,699	259,006
Total other assets	1,939,160	2,124,313
	$2,596,091	$2,735,629
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$29,426	$35,880
Current operating lease liabilities	159,710	162,017
Accounts payable	57,343	69,494
Accrued liabilities	186,414	166,868
Total current liabilities	432,893	434,259
Long-term liabilities:
Long-term debt, net of current maturities	1,680,812	1,699,433
Long-term operating lease liabilities, net of current portion	1,260,670	1,286,415
Deferred tax liabilities	—	13,612
Other long-term liabilities	173,337	153,708
Total long-term liabilities	3,114,819	3,153,168
Stockholders’ deficit:
Preferred stock $0.01 par value, 15,000,000 shares authorized, none issued	—	—
Common stock $0.01 par value, 175,000,000 shares authorized, 83,002,498 and 82,825,851 issued and outstanding, respectively	830	828
Capital in excess of par value	540,751	533,818
Retained earnings	1,763,410	1,866,660
Accumulated other comprehensive loss	(55,987)	(57,475)
Treasury stock, at cost, 64,120,270 and 63,996,399 shares, respectively	(3,200,625)	(3,195,629)
Total stockholders’ deficit	(951,621)	(851,798)
	$2,596,091	$2,735,629

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JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Year-to-date
	July 6, 2025	July 7, 2024
Cash flows from operating activities:
Net loss	$(86,515)	$(58,637)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	43,331	46,206
Amortization of franchise tenant improvement allowances and incentives	5,063	3,967
Deferred finance cost amortization	3,668	3,722
Excess tax deficiency from share-based compensation arrangements	1,483	5
Deferred income taxes	(56,446)	(10,314)
Share-based compensation expense	6,812	11,018
Pension and post-retirement expense	4,472	5,264
Gains on cash surrender value of company-owned life insurance	(5,731)	(11,776)
(Gains) losses on the sale of company-operated restaurants	(2,630)	1,384
Gains on acquisition of restaurants	(6)	(2,357)
Losses on the disposition of property and equipment, net	1,983	1,675
Impairment charges	212,476	163,169
Changes in assets and liabilities:
Accounts and other receivables	(2,423)	17,385
Inventories	181	(262)
Prepaid expenses and other current assets	(5,180)	4,141
Operating lease right-of-use assets and lease liabilities	(13,560)	6,191
Accounts payable	(10,513)	(16,720)
Accrued liabilities	17,277	(114,100)
Pension and post-retirement contributions	(5,370)	(4,784)
Franchise tenant improvement allowance and incentive disbursements	(5,706)	(1,919)
Other	25,960	(3,995)
Cash flows provided by operating activities	128,626	39,263
Cash flows from investing activities:
Purchases of property and equipment	(70,293)	(67,193)
Purchases of assets intended for sale or leaseback	(8,827)	(18,575)
Proceeds from the sale of property and equipment	15,108	10,899
Proceeds from the sale and leaseback of assets	—	4,413
Acquisition of franchise-operated restaurants	(7,193)	—
Proceeds from the sale of company-operated restaurants	5,712	2,168
Other	3,303	—
Cash flows used in investing activities	(62,190)	(68,288)
Cash flows from financing activities:
Repayments of borrowings on revolving credit facilities	(6,000)	—
Principal repayments on debt	(22,399)	(22,288)
Dividends paid on common stock	(16,614)	(25,633)
Proceeds from issuance of common stock	2	2
Repurchases of common stock	(4,999)	(54,999)
Payroll tax payments for equity award issuances	(2,482)	(3,206)
Cash flows used in financing activities	(52,492)	(106,124)
Net increase (decrease) in cash and restricted cash	13,944	(135,149)
Cash and restricted cash at beginning of period	54,167	185,907
Cash and restricted cash at end of period	$68,111	$50,758
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Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) DATA
(Unaudited)
The following table presents certain income and expense items included in our condensed consolidated statements of earnings (loss) as a percentage of total revenues, unless otherwise indicated. Percentages may not add due to rounding.

	12 Weeks Ended		40 Weeks Ended
	July 6, 2025	July 7, 2024	July 6, 2025	July 7, 2024
Revenues:
Company restaurant sales	42.3%	45.1%	42.6%	45.6%
Franchise rental revenues	25.6%	24.1%	25.3%	23.6%
Franchise royalties and other	15.8%	15.0%	15.9%	15.0%
Franchise contributions for advertising and other services	16.3%	15.8%	16.3%	15.8%
	100.0%	100.0%	100.0%	100.0%
Operating costs and expenses, net:
Food and packaging (1)	27.9%	27.8%	26.6%	28.0%
Payroll and employee benefits (1)	36.2%	34.8%	35.4%	33.2%
Occupancy and other (1)	20.7%	19.4%	20.1%	19.1%
Franchise occupancy expenses (2)	69.6%	65.1%	68.6%	65.1%
Franchise support and other costs (3)	9.1%	7.0%	8.3%	7.0%
Franchise advertising and other services expenses (4)	102.4%	103.7%	102.5%	104.0%
Selling, general and administrative expenses	8.1%	8.0%	9.9%	9.3%
Depreciation and amortization	3.9%	3.7%	3.8%	3.8%
Pre-opening costs	0.4%	0.2%	0.3%	0.2%
Impairment of goodwill and intangible assets	1.9%	44.1%	18.4%	13.3%
Other operating expenses, net	1.7%	1.5%	1.2%	1.3%
(Gains) losses on the sale of company-operated restaurants	—%	—%	(0.2)%	0.1%
Earnings (loss) from operations	12.2%	(27.7)%	(3.7)%	2.6%
Income tax rate (5)	(2.4)%	(0.1)%	19.3%	(66.0)%
____________________________
(1)As a percentage of company restaurant sales.
(2)As a percentage of franchise rental revenues.
(3)As a percentage of franchise royalties and other.
(4)As a percentage of franchise contributions for advertising and other services.
(5)As a percentage of earnings (loss) from operations and before income taxes.

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Jack in the Box Inc.

Jack in the Box systemwide sales (in thousands):	12 Weeks Ended		40 Weeks Ended
	July 6, 2025	July 7, 2024	July 6, 2025	July 7, 2024
Company-operated restaurant sales	$94,112	$100,355	$322,962	$331,339
Franchised restaurant sales (1)	863,706	931,303	2,961,662	3,069,318
Systemwide sales (1)	$957,818	$1,031,658	$3,284,624	$3,400,657

Del Taco systemwide sales (in thousands):	12 Weeks Ended		40 Weeks Ended
	July 6, 2025	July 7, 2024	July 6, 2025	July 7, 2024
Company-operated restaurant sales	$46,819	$66,125	$161,867	$226,279
Franchised restaurant sales (1)	165,951	157,231	548,830	510,561
Systemwide sales (1)	$212,770	$223,356	$710,697	$736,840
____________________________

(1)Franchised restaurant sales represent sales at franchised restaurants and are revenues of our franchisees. Systemwide sales include company and franchised restaurant sales. We do not record franchised sales as revenues; however, our royalty revenues, marketing fees and percentage rent revenues are calculated based on a percentage of franchised sales. We believe franchised and systemwide restaurant sales information is useful to investors as they have a direct effect on the company's profitability.
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Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(Unaudited)

To supplement the condensed consolidated financial statements, which are presented in accordance with GAAP, the Company uses the following non-GAAP measures: Adjusted Net Income, Operating Earnings Per Share, Adjusted EBITDA, Restaurant-Level Margin and Franchise-Level Margin. Management believes that these measurements, when viewed with the Company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the Company's core business without regard to potential distortions.

Operating Earnings Per Share
Operating Earnings Per Share represents diluted earnings (loss) per share on a GAAP basis excluding integration and strategic initiatives, net COLI gains, pension and post-retirement benefit costs, goodwill and intangible impairment, losses on the sale of company-operated restaurants, excess tax shortfall from share-based compensation arrangements, and the tax-related impacts of the above adjustments.
Operating Earnings Per Share should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Operating Earnings Per Share provides investors with a meaningful supplement of the Company’s operating performance and period-over-period changes without regard to potential distortions.
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Below is a reconciliation of Non-GAAP Adjusted Net Income to the most directly comparable GAAP measure of net income. Also below is a reconciliation of Non-GAAP Operating Earnings Per Share to the most directly comparable GAAP measure, diluted earnings (loss) per share:

	12 Weeks Ended
	July 6, 2025	July 7, 2024
Net income (loss), as reported	$22,027	$(122,300)
Integration and strategic initiatives (1)	2,057	4,723
Net COLI gains (2)	(6,062)	(3,223)
Pension and post-retirement benefit costs (3)	1,342	1,579
Goodwill and intangible impairment (4)	6,326	162,624
Restaurant impairment charges	1,058	—
Losses on the sale of company-operated restaurants	146	65
Excess tax shortfall from share-based compensation arrangements	48	53
Tax impact of adjustments (5)	(7,317)	(11,366)
Non-GAAP Adjusted Net Income	$19,625	$32,155

Diluted weighted-average shares outstanding - non-GAAP (6)	19,152	19,541

Diluted earnings (loss) per share – GAAP (6)	$1.15	$(6.26)
Integration and strategic initiatives (1)	0.11	0.24
Net COLI gains (2)	(0.32)	(0.16)
Pension and post-retirement benefit costs (3)	0.07	0.08
Goodwill and intangible impairment (4)	0.33	8.32
Restaurant impairment charges	0.06	—
Losses on the sale of company-operated restaurants	0.01	0.00
Excess tax shortfall from share-based compensation arrangements	0.00	0.00
Tax impact of adjustments (5)	(0.38)	(0.58)
Operating Earnings Per Share – non-GAAP (7)	$1.02	$1.65
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(1)Integration and strategic initiatives reflect charges that are not part of our ongoing operations, including consulting fees for discrete project-based strategic initiatives that are not expected to recur in the foreseeable future.
(2)Net COLI gains reflect market-based adjustments on the company-owned life insurance policies, net of changes in our non-qualified deferred compensation obligation supported by these policies.
(3)Pension and post-retirement benefit costs relating to our two legacy defined benefit pension plans, as well as our two legacy post-retirement plans.
(4)Represents the impairment of the Del Taco reporting unit goodwill and trademark assets.
(5)Tax impacts for the quarter calculated based on the non-GAAP Operating EPS tax rate of 26.1% in the current quarter and 26.2% in the prior year quarter.
(6)The non-GAAP diluted weighted-average shares outstanding amounts include those securities that would be dilutive in the respective period that have a net loss for GAAP purposes, but have net income for non-GAAP purposes.
(7)Operating Earnings Per Share may not add due to rounding.
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Jack in the Box Inc.

Adjusted EBITDA

Adjusted EBITDA represents net earnings (loss) on a GAAP basis excluding income taxes, interest expense, net, losses on the sale of company-operated restaurants, other operating expenses, net, goodwill and intangible impairment, depreciation and amortization, amortization of cloud computing costs, amortization of favorable and unfavorable leases and subleases, net, amortization of franchise tenant improvement allowances and other, net COLI gains, and pension and post-retirement benefit costs.
Adjusted EBITDA should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Adjusted EBITDA is useful to investors to gain an understanding of the factors and trends affecting the Company's ongoing cash earnings, from which capital investments are made and debt is serviced.
Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings (loss) (in thousands):

	12 Weeks Ended
	July 6, 2025	July 7, 2024
Net income (loss) - GAAP	$22,027	$(122,300)
Income taxes	(506)	83
Interest expense, net	17,925	18,402
Losses on the sale of company-operated restaurants	146	65
Other operating expenses, net (1)	5,683	5,641
Goodwill and intangible impairment (2)	6,326	162,624
Depreciation and amortization	12,844	13,827
Amortization of cloud-computing costs (3)	453	787
Amortization of favorable and unfavorable leases and subleases, net (4)	(129)	234
Amortization of franchise tenant improvement allowances and other	1,579	1,191
Net COLI gains (5)	(6,062)	(3,223)
Pension and post-retirement benefit costs (6)	1,342	1,579
Adjusted EBITDA – non-GAAP	$61,628	$78,910
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(1)Other operating expense, net includes: integration and strategic initiatives; costs of closed restaurants; operating restaurant impairment charges; accelerated depreciation and gains/losses on disposition of property and equipment, net.
(2)Impairment charges recognized on the Del Taco reporting unit goodwill and trademark assets.
(3)Amortization of cloud computing costs includes the amounts for the non-cash amortization of capitalized implementation costs related to cloud-based software arrangements that are included within selling, general and administrative expenses.
(4)Amortization of favorable and unfavorable leases and subleases, net, which is not already included in the other operating expense, net, noted above.
(5)Net COLI gains reflect market-based adjustments on the company-owned life insurance policies, net of changes in our non-qualified deferred compensation obligation supported by these policies.
(6)Pension and post-retirement benefit costs relating to our two legacy defined benefit pension plans, as well as the two legacy post-retirement plans.
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Jack in the Box Inc.

Restaurant-Level Margin
Restaurant-Level Margin is defined as company restaurant sales less restaurant operating costs (food and packaging, labor, and occupancy costs) and is neither required by, nor presented in accordance with GAAP. Restaurant-Level Margin excludes revenues and expenses of our franchise operations and selling, general, and administrative expenses. Certain other costs are also excluded, such as depreciation and amortization, pre-opening costs, goodwill and intangible impairment, other operating expenses, net, and losses on the sale of company-operated restaurants. As such, Restaurant-Level Margin is not indicative of the overall results of the Company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Restaurant-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The Company is presenting Restaurant-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Restaurant-Level Margin as a key performance indicator to evaluate the profitability of company-operated restaurants.
Below is a reconciliation of non-GAAP Restaurant-Level Margin to the most directly comparable GAAP measure, earnings (loss) from operations (in thousands):

	12 weeks ended July 6, 2025
	Jack in the Box	Del Taco	Other (1)	Total (2)
Earnings (loss) from operations - GAAP	$69,799	$(1,762)	$(27,250)	$40,787
Franchise rental revenues	(76,538)	(8,589)	—	(85,127)
Franchise royalties and other	(44,604)	(8,165)	—	(52,769)
Franchise contributions for advertising and other services	(47,147)	(7,013)	—	(54,160)
Franchise occupancy expenses	50,829	8,385	—	59,214
Franchise support and other costs	3,314	1,501	—	4,815
Franchise advertising and other services expenses	47,994	7,453	—	55,447
Selling, general and administrative expenses	9,809	4,677	12,349	26,835
Depreciation and amortization	—	—	12,844	12,844
Pre-opening costs	866	493	—	1,359
Goodwill and intangible impairment	—	6,326	—	6,326
Other operating expenses, net	2,537	1,090	2,057	5,684
Losses on the sale of company-operated restaurants	—	146	—	146
Restaurant-Level Margin - Non-GAAP	$16,859	$4,542	$—	$21,401

Company restaurant sales	$94,112	$46,819	$—	$140,931

Restaurant-Level Margin % - Non-GAAP	17.9%	9.7%	N/A	15.2%

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Jack in the Box Inc.

	12 weeks ended July 7, 2024
	Jack in the Box	Del Taco	Other (1)	Total (2)
Earnings (loss) from operations - GAAP	$86,580	$(154,004)	$(34,812)	$(102,236)
Franchise rental revenues	(82,154)	(6,971)	—	(89,125)
Franchise royalties and other	(47,822)	(7,471)	—	(55,293)
Franchise contributions for advertising and other services	(51,419)	(6,854)	—	(58,273)
Franchise occupancy expenses	51,055	6,934	—	57,989
Franchise support and other costs	2,894	959	—	3,853
Franchise advertising and other services expenses	52,810	7,634	—	60,444
Selling, general and administrative expenses	7,655	5,662	16,263	29,580
Depreciation and amortization	—	—	13,827	13,827
Pre-opening costs	646	205	—	851
Other operating expenses, net	871	48	4,722	5,641
Losses on the sale of company-operated restaurants	—	65	—	65
Restaurant-Level Margin - Non-GAAP	$21,116	$8,831	$—	$29,947

Company restaurant sales	$100,355	$66,125	$—	$166,480

Restaurant-Level Margin % - Non-GAAP	21.0%	13.4%	N/A	18.0%

(1)The "Other" category includes shared services costs and other unallocated costs.
(2)The totals might not agree to consolidated within the Form 10-Q due to rounding.
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Jack in the Box Inc.

Franchise-Level Margin
Franchise-Level Margin is defined as franchise revenues less franchise operating costs (occupancy expenses, advertising contributions, and franchise support and other costs) and is neither required by, nor presented in accordance with GAAP. Franchise-Level Margin excludes revenue and expenses of our company-operated restaurants and selling, general, and administrative expenses. Certain other costs are also excluded, such as depreciation and amortization, pre-opening, goodwill and intangible impairment, other operating expenses, net, and losses on the sale of company-operated restaurants. As such, Franchise-Level Margin is not indicative of the overall results of the Company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Franchise-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The Company is presenting Franchise-Level Margin because it believes that it provides a meaningful supplement to net earnings of the Company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Franchise-Level Margin as a key performance indicator to evaluate the profitability of our franchise operations.
Below is a reconciliation of non-GAAP Franchise-Level Margin to the most directly comparable GAAP measure, earnings (loss) from operations (in thousands):
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Jack in the Box Inc.

	12 weeks ended July 6, 2025
	Jack in the Box	Del Taco	Other (1)	Total (2)
Earnings (loss) from operations - GAAP	$69,799	$(1,762)	$(27,250)	$40,787
Company restaurant sales	(94,112)	(46,819)	—	(140,931)
Food and packaging	26,949	12,435	—	39,384
Payroll and employee benefits	32,465	18,517	—	50,982
Occupancy and other	17,840	11,324	—	29,164
Selling, general and administrative expenses	9,809	4,677	12,349	26,835
Depreciation and amortization	—	—	12,844	12,844
Pre-opening costs	866	493	—	1,359
Goodwill and intangible impairment	—	6,326	—	6,326
Other operating expenses, net	2,537	1,090	2,057	5,684
Losses on the sale of company-operated restaurants	—	146	—	146
Franchise-Level Margin - Non-GAAP	$66,153	$6,427	$—	$72,580

Franchise rental revenues	$76,538	$8,589	$—	$85,127
Franchise royalties and other	44,604	8,165	—	52,769
Franchise contributions for advertising and other services	47,147	7,013	—	54,160
Total franchise revenues	$168,289	$23,767	$—	$192,056

Franchise-Level Margin % - Non-GAAP	39.3%	27.0%	N/A	37.8%

	12 weeks ended July 7, 2024
	Jack in the Box	Del Taco	Other (1)	Total (2)
Earnings (loss) from operations - GAAP	$86,580	$(154,004)	$(34,812)	$(102,236)
Company restaurant sales	(100,355)	(66,125)	—	(166,480)
Food and packaging	29,352	16,898	—	46,250
Payroll and employee benefits	32,421	25,495	—	57,916
Occupancy and other	17,464	14,901	—	32,365
Selling, general and administrative expenses	7,655	5,662	16,263	29,580
Depreciation and amortization	—	—	13,827	13,827
Pre-opening costs	646	205	—	851
Other operating expenses, net	871	48	4,722	5,641
Losses on the sale of company-operated restaurants	—	65	—	65
Franchise-Level Margin - Non-GAAP	$74,634	$5,769	$—	$80,403

Franchise rental revenues	$82,154	$6,971	$—	$89,125
Franchise royalties and other	47,822	7,471	—	55,293
Franchise contributions for advertising and other services	51,419	6,854	—	58,273
Total franchise revenues	$181,395	$21,296	$—	$202,691

Franchise-Level Margin % - Non-GAAP	41.1%	27.1%	N/A	39.7%

(1)The "Other" category includes shared services costs and other unallocated costs.
(2)The totals might not agree to consolidated within the Form 10-Q due to rounding.
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